UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2007

SL GREEN REALTY CORP.

(Exact name of registrant as specified in its charter)

MARYLAND

(State of incorporation)

1-13199	13-3956775
(Commission File Number)	(IRS Employer ID. Number)

420 Lexington Avenue	10170
New York, New York	(Zip Code)
(Address of principal executive offices)

(212) 594-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                Completion of Acquisition or Disposition of Assests

We previously disclosed our acquisition by merger of Reckson Associates Realty Corp. on Form 8-K filed on January 30,

2007. This Form 8-K was filed without the requisite financial information. Accordingly, we are filing this Form 8-K/A to include such financial information.

Item 9.01.               Financial Statements And Exhibits

(a)  and (b) Financial Statements Of Probable Acquisition And Pro Forma Financial Information

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Unadited Pro Forma Condensed Consolidated Balance Sheet (Unaudited) as of December 31, 2006

Unaudited Pro Forma Condensed Consolidated Income Statement (Unaudited) for the year ended December 31, 2006

Notes to Pro Forma Financial Information

On January 25, 2007, SL Green Realty Corp. (“SL Green”) acquired all the outstanding common stock of Reckson Associates Realty Corp. (“Reckson” and together with SL Green, the “Companies”).

The transaction included the acquisition of 30 properties encompassing approximately 9.2 million square feet, of which five properties encompassing approximately 4.2 million square feet are located in Manhattan.  In connection with the acquisition, we issued approximately 9.0 million shares of our common stock, closed on $298.0 million of new mortgage financing and a $500.0 million term loan, and assumed approximately $238.6 million of mortgage debt, approximately $967.8 million of public unsecured notes and approximately $287.5 million of public convertible debt.  In connection with the Reckson acquisition, we made loans totaling $215.0 million to the asset purchasing venture.  We may syndicate all or a portion of these loans.

The historical consolidated financial statements of SL Green and Reckson are contained in each of the Company’s respective Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information on file with the Securities and Exchange Commission. Financial statements of Reckson Operating Partnership, LP as of December 31, 2006 and 2005 and for the three years ended December 31, 2006, 2005 and 2004 are included as an exhibit to this current report on Form 8-K/A.  The unaudited pro forma condensed consolidated financial statements should be read in conjunction with, and are qualified in their entirety by, the notes thereto and the historical consolidated financial statements of both Companies, including the respective notes thereto.

The accompanying unaudited pro forma condensed consolidated balance sheet as of December 31, 2006 have been prepared to reflect the effect of the merger and the simultaneous sale of approximately $2.0 billion of assets to a joint venture among certain former senior management members of Reckson and Marathon Asset Management, LLC (the “Asset Purchasing Venture”), as if such transactions had occurred on December 31, 2006. The accompanying unaudited pro forma condensed consolidated statements of income for the years ended December 31, 2006 and 2005 have been prepared to reflect the effect of the merger, and the simultaneous sale of approximately $2.0 billion of assets to the Asset Purchasing Venture, as if such transaction had occurred on January 1, 2005.

In the opinion of management, the pro forma condensed consolidated financial information provides for all significant adjustments necessary to reflect the effects of the above transaction. The pro forma adjustments and the purchase price allocation, as presented, are based on estimates and certain information that is currently available to SL Green’s management.

The pro forma information is unaudited and is not necessarily indicative of the consolidated results that would have occurred if the transaction and adjustments reflected therein had been consummated in the period or on the date presented, or on any particular date in the future, nor does it purport to represent the financial position, results of operations or cash flows for future periods.

The unaudited pro forma condensed consolidated financial statements also give effect to SL Green’s acquisition of 521 Fifth Avenue and 609 Fifth Avenue, the sales of 286 Madison Avenue, 290 Madison Avenue and 1140 Avenue of the Americas, as well as the July 2006 common stock offering of 2.5 million shares and the November 2006 common stock offering of 4.0  million shares of SL Green common stock, but do not give effect to the results of operations of SL Green or Reckson subsequent to December 31, 2006.

The purchase price is determined as follows (in millions, except per share data):

Outstanding Shares of Reckson Stock (including the assumed conversion of certain partnership units and stock options prior to the merger)	86.851
Cash consideration ($31.68 per share)	$2,753.0
Common Stock consideration ($15.13 per share)	1,314.4
Estimated merger costs (see below)	188.9
Total consideration	4,256.3
Assumption of Recksons liabilities, including unsecured notes	2,002.6
Minority interest in consolidated debt	(115.2)
Total Purchase Price	$6,143.7

Total merger costs are estimated as follows:
Legal, accounting, and other fees and costs	$21.9
Financial advisory fees	35.3
Debt assumption fees, insurance, financing and other costs	35.7
Payment of LTIP and payments relating to non-cash compensation	29.5
Employee and executive termination, severance and other related costs	66.5
Total merger costs	$188.9

SL GREEN REALTY CORP.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2006

(UNAUDITED)

(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

	SL GREEN REALTY CORP. HISTORICAL	RECKSON OPERATING PARTNERSHIP HISTORICAL	RECKSON OPERATING PARTNERSHIP MERGER ADJUSTMENTS	ASSET PURCHASING VENTURE ADJUSTMENTS	SL GREEN PRO FORMA ADJUSTMENTS		SL GREEN REALTY CORP. PRO FORMA
ASSETS :
Real estate assets, net	$ 2,775,723	$ 3,005,103	$ 3,291,426	$ (1,896,130)	$ 24,261	(A)	$ 7,200,385
Cash and cash equivalents	117,178	71,174	—	—	(6,528	) (B)	181,824
Restricted cash	252,272	—	2,374	—	(154,684	) (B)	99,962
Tenant and other receivables, net	34,483	13,611	9,074	—	—		57,168
Related party receivables	7,195	—	—	—	—		7,195
Deferred rents receivable, net	96,624	155,256	(155,256)	—	—		96,624
Structured finance investments	445,026	201,039	(33,037)	(36,284)	215,000	(C)	791,744
Investments in unconsolidated joint ventures	686,069	53,390	138,867	(32,500)	—	(D)	845,826
Deferred costs, net	97,850	88,089	(88,089)	—	17,000	(E)	114,850
Other assets	119,807	159,169	(142,400)	—	—		136,576
Total Assets	$ 4,632,227	$ 3,746,831	$ 3,022,959	$ (1,964,914)	$ 95,051		$ 9,532,154

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Mortgage notes payable	$ 1,190,379	$ 418,613	$ —	$ (94,799)	$ 672,087	(F)	$ 2,186,280
Revolving credit facility	—	269,000	(269,000)	—	190,000	(B)	190,000
Term loans	525,000	—	—	—	500,000	(G)	1,025,000
Senior unsecured notes	—	1,255,187	—	—	—		1,255,187
Accrued interest payable	10,008	—	20,585	—	—		30,593
Accounts payable and accrued expenses	138,181	173,135	(34,914)	—	—		276,402
Deferred revenue/ gain	43,721	72,807	(72,807)	—	24,261	(A)	67,982
Capitalized lease obligations	16,394	—	—	—	—		16,394
Deferred land lease payable	16,938	—	—	—	—		16,938
Dividend and distributions payable	40,917	36,839	—	—	(36,839)		40,917
Security deposits	27,913	—	19,235	—	—		47,148
Junior subordinate deferrable debentures held by trust	100,000	—	—	—	—		100,000
Total liabilities	2,109,451	2,225,581	(336,901)	(94,799)	1,349,509		5,252,841

Commitments and Contingencies
Minority interest in operating partnership	71,731	17,713	(17,713)	—	—	(H)	71,731
Minority interest in other partnerships	56,162	259,736	182,409	—	—	(I)	498,307

STOCKHOLDERS’ EQUITY
Series C preferred stock, $0.01 par value, $25.00 liquidation preference, 6,300 issued and outstanding at December 31, 2006	151,981	—	—	—	—		151,981
Series D preferred stock, $0.01 par value, $25.00 liquidation preference, 4,000 issued and outstanding at December 31, 2006	96,321	—	—	—	—		96,321
Common stock, $0.01 par value, 100,000 shares authorized, 49,840 issued and outstanding at December 31, 2006	498	847	(847)	—	90	(J)	588
Additional paid — in capital	1,809,893	1,309,630	(1,309,630)	—	1,314,302	(J)	3,124,195
Treasury stock	—	(68,492)	68,492	—	—	(J)	—
Accumulated other comprehensive income	13,971	1,816	(1,816)	—	—	(J)	13,971
Retained earnings	322,219	—	—	—	—		322,219
Total stockholders’ equity	2,394,883	1,243,801	(1,243,801)	—	1,314,392		3,709,275
Total liabilities and stockholders’ equity	$ 4,632,227	$ 3,746,831	$ (1,416,006)	$ (94,799)	$ 2,663,901		$ 9,532,154

The accompanying notes are an integral part of these pro forma financial statements.

SL GREEN REALTY CORP.

PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

FOR THE YEAR ENDED DECEMBER 31, 2006

(UNAUDITED)

(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

	SL GREEN REALTY CORP.	521 AND 609 FIFTH AVENUE	RECKSON OPERATING PARTNERSHIP	RECKSON OPERATING PARTNERSHIP MERGER		SL GREEN PRO FORMA		SL GREEN REALTY CORP.
	HISTORICAL	ACQUISITIONS	HISTORICAL	ADJUSTMENTS		ADJUSTMENTS		PRO FORMA
		(K)		(L)
REVENUES:
Rental revenue, net	$365,135	$11,028	477,016	$(173,582)		$15,996	(M)	$695,593
Escalation and reimbursement revenues	68,053	1,322	79,527	(24,264)		—		124,638
Preferred equity and investment income	61,982	—	21,626	(453)		13,749	(N)	96,904
Other income	57,107	—	21,334	(16,458)		—		61,983

Total revenues	552,277	12,350	599,503	(214,757)		29,745		979,118

EXPENSES:
Operating expenses	125,912	2,003	141,593	(62,498)		—		207,010
Real estate taxes	75,204	1,852	98,358	(40,493)		—		134,921
Ground rent	20,150	—	10,727	(521)		—		30,356
Interest	96,349	7,759	109,018	5,246		41,686	(O)	260,058
Amortization of deferred financing costs	4,425	—-	4,312	(4,312)		5,667	(P)	10,092
Depreciation and amortization	75,085	3,133	134,954	(50,558)		31,086	(Q)	193,700
Marketing, general and administrative	65,741	—	119,658	(100,519	)(R)	—		84,880

Total expenses	462,866	14,747	618,620	(253,655)		78,439		921,016

Income (loss) from continuing operations before equity in net income of unconsolidated joint ventures, minority interest and discontinued operations	89,411	(2,397)	(19,117)	38,898		(48,694)		58,102
Equity in net income of unconsolidated joint ventures	40,780	—	3,681	(3,133)		(372)		40,956
Equity in net gain on sale of interest in unconsolidated joint venture	3,451	—	63,640	(63,640)		—		3,451
Income (loss) from continuing operations before minority interest and discontinued operations	133,642	(2,397)	48,204	(27,875)		(49,066)		102,509
Minority interest in other partnerships	(5,210)	—	(13,690)	3,634		(1,674)		(16,940)
Minority interest in operating partnership	(5,906)	96	—	—		3,112	(T)	(2,698)
Income (loss) from continuing operations	122,526	(2,301)	34,514	(24,241)		(47,628)		82,870
Income from discontinued operations, net of minority interest	4,217	—	1,522	(1,522)		—		4,217
Gain on sale of discontinued operations, net of minority interest	93,976	—	9,439	(9,439)		—		93,976
Net income (loss)	220,719	(2,301)	45,475	(35,202)		(47,628)		181,063
Preferred stock dividends	(19,875)	—	—	—		—		(19,875)
Net income (loss) available to common shareholders	$200,844	$(2,301)	$45,475	$(35,202)		$(47,628)		$161,188

BASIC EARNINGS PER SHARE:(T)
Net income from continuing operations	$2.22							$1.02
Income from discontinued operations	0.09							0.07
Gain on sale of discontinued operations	2.11							1.60
Gain on sale of joint venture property/partial interest	0.08							0.06
Net income	$4.50							$2.75

DILUTED EARNINGS PER SHARE:(T)
Net income from continuing operations	$2.17							$0.99
Income from discontinued operations	0.09							0.07
Gain on sale of discontinued operations	2.05							1.59
Gain on sale of joint venture property/partial interest	0.07							0.06
Net income	$4.38							$2.71
Dividends per common share	$2.50							$2.50

Basic weighted average common shares outstanding	44,593							58,680

Diluted weighted average common shares and common share equivalents outstanding	48,495							62,582

The accompanying notes are an integral part of these pro forma financial statements.

SL Green Realty Corp.

Notes To Unaudited Pro Forma

Condensed Consolidated Financial Statements

(Amounts in thousands)

(A)

Reflects the purchase price allocation, which may differ from the actual purchase price allocation upon realization of any accrued costs and final fair value determination of certain intangible assets and liabilities. The aggregate purchase price of approximately $4.2 billion has been allocated to the tangible and intangible assets and liabilities. Real estate includes intangible assets for the value attributable to above and below market leases, and in-place-leases. Minority interest in consolidated joint ventures relates to an asset that is being consolidated under EITF 04-5. The purchase price has been allocated as follows:

Value to be allocated to assets, based upon merger consideration	$6,143,656
Less: value of Reckson’s non-real estate assets acquired
Structured finance investments	(131,718)
Investments in unconsolidated joint ventures	(159,757)
Other assets	(113,002)
Real estate and other assets sold to the Asset Purchasing Venture	(1,964,914)
Subtotal	3,774,265
Add: Minority interest in consolidated joint ventures	557,351
Fair value of acquired consolidated Reckson real estate, net	$4,331,616

Purchase price allocation
Land	$842,643
Building and improvements	3,370,573
Development in progress	118,400
Fair value of acquired consolidated Reckson real estate, net	$4,331,616

(B)	Represents cash used to fund a portion of the merger proceeds. The pro forma cash balance includes cash used to fund other investment activity which closed in January 2007.

(C)

Represents structured finance investments being retained by the Asset Purchasing Venture ($36,284) as well as new loans SL Green will be making, directly or through one of its affiliates, to the Asset Purchasing Venture ($215,000). The Company expects to sell a senior participation in one of the loans.

(D)	Represents the value of the joint venture investments being acquired by SL Green, reduced by an investment sold to the Asset Purchasing Venture ($32,500).

(E)	Represents the elimination of Reckson’s historical deferred costs ($88,089) and the new financing costs incurred by SL Green in connection with the acquisition financing ($17,000).

(F)

Represents debt retained by the Asset Purchasing Venture ($94,799) as well as the defeasance of a mortgage that was due to mature in August 2009 ($75,913). In addition, SL Green received $748,000 of mortgage financing provided by several lenders.

(G)	Represents the amount SL Green drew under a new acquisition term facility.

(H)	Represents the elimination of Reckson’s historical minority interest ($17,713).

(I)	Represents an adjustment to the assets and liabilities to reflect the portion of the consolidated joint ventures not owned by SL Green.

(J)

Represents the elimination of Reckson’s historical stockholders’ equity and the issuance of shares of SL Green common stock in connection with the merger. Together with the minority interest component, SL Green will be issuing approximately $1,314,392 of common stock in connection with the merger.

The calculation for the issuance of SL Green’s common stock is as follows:

Outstanding shares of Reckson stock	86,851
Fixed conversion ratio	0.10387
Number of SL Green shares of common stock to be issued	9,021.22

Stock price on closing date	145.70
Value of common stock to be issued	$1,314,392

(K)	Represents the pro forma effects of the investment in 609 Fifth Avenue in June 2006 and the acquisition of 521 Fifth Avenue in March 2006 as filed under 8-K/A dated September 14, 2006.

(L)	Represents historical results of operations for the $1,964,914 of assets being sold to the Asset Purchasing Venture. The Reckson merger adjustments also include the following adjustments:

12/31/06
Elimination of historic straight-line rent and in-place lease amortization	(21,534)
Add straight-line adjustment and in-place lease amortization assuming the real estate had been acquired on January 1, 2005	28,173
Elimination of investment income due to sale of investments to Asset Purchasing Venture	(453)
Depreciation expense based on purchase price allocated to building assuming a 40-year useful life.	(84,396)

(M)	Represents the adjustment to rental revenue for the amortization of above, below and in-place market rents over the remaining lease terms ranging from one month to 14 years.

(N)	Represents investment income expected to be earned on $215,000 of new structured finance investments.

(O)	Represents increase to interest expense due to the new debt committed to finance the acquisition at current interest rates.

12/31/06
Assumed borrowing under committed $500.0 million term facility	$500,000
Average interest rate (LIBOR plus spread)	6.42%
Interest expense	$32,114

Assumed borrowing under revolving credit facility	$190,000
Average interest rate (LIBOR plus spread)	6.42%
Interest expense	$12,204

Assumed borrowings under new mortgage loans	$298,000
Average interest rate (LIBOR plus spread)	6.57%
Interest expense	$19,591

Land under development	$118,400
Average interest rate (LIBOR plus spread)	6.42%
Interest expense capitalized	$7,605

Total interest expense adjustment	$56,304

In addition the amortization of the above market rate loans and the interest expense on the mortgage assumed to be defeased (Note G) resulted in a reduction of interest expense of $14,618 for the year ended December 31, 2006.

If market rates of interest on the variable rate debt changed by 1/8 of 1% variance, then the increase or decrease to interest expense would be approximately $0.7 million for the year ended December 31, 2006.

(P)	Represents amortization of deferred financing costs over an average term to maturity of the related debt of approximately 3.0 years.

(Q)	Represents depreciation adjustment relating to real estate assets acquired from Reckson.

(R)

Represents the general and administrative costs related to senior management and other personnel who were not employed by SL Green. Historical amounts for the year ended December 31, 2006 include $10,169 related to the special out-performance pool of Reckson’s March 2003 long-term incentive compe0nsation plan which was paid. The historical amount for the year ended December 31, 2006 also includes approximately $56,896 of merger related costs.

(S)

Represents the elimination of Reckson’s minority interest and an adjustment to SL Green’s minority interest due to a lower weighted average minority interest resulting from additional common stock SL Green anticipates issuing in connection with the merger.

(T)

Represents the number of shares assumed to be issued in connection with the merger (9,021,222 shares). The decrease in earnings per share relates primarily to the additional depreciation from the acquired assets.

(c)	Exhibits

	99.1.	Financial Statements of Reckson Operating Partnership, L.P. as of and for the year ended December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

	By: /s/	GREGORY F. HUGHES
Gregory F. Hughes
Chief Financial Officer
Date: April 6, 2007